Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged American General Floating Rate Trust Certificates, Series 2003-1
*CUSIP:   76027YAA2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of     July 15, 2006.....                                      $0.00
        Swap Receipt Amount.....                                    $220,177.53
        Scheduled Income received on securities.....                      $0.00
        Unscheduled Income received on securities.....                    $0.00

LESS:
        Swap Distribution Amount.....                                    -$0.00
        Distribution to Holders.....                               -$220,177.53
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of     October 15, 2006.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     July 15, 2006.....                                      $0.00
        Scheduled principal payment received on securities.....           $0.00

LESS:
        Distribution to Holders.....                                     -$0.00
Balance as of     October 15, 2006.....                                   $0.00


               UNDERLYING SECURITIES HELD AS OF October 15, 2006

           Principal
            Amount                                 Title of Security
           ---------                               -----------------
           $15,000,000      American General Corporation 7 1/2% Notes due July
                            15, 2025
                            *CUSIP:   026351AU0

                            CREDIT SUPPORT HELD AS OF  October 15, 2006

           Notional
            Amount                                 Title of Security
           ---------                               -----------------
           $15,000,000      Swap Agreement Dated as of July 2, 2003
                            between the Trust and Lehman Brothers Derivative
                            Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.